                                                                    Exhibit 99.1

[INTEGRATED INFORMATION SYSTEMS LETTERHEAD]




FOR IMMEDIATE RELEASE



                   IIS REPORTS RESULTS FOR SECOND QUARTER 2002

Tempe, AZ (August 14, 2002) - Integrated Information Systems, Inc. ("IIS") (Nasdaq: IISX), an innovative technology and business consultancy, today announced results for its second quarter ended June 30, 2002.

IIS SECOND QUARTER 2002 FINANCIAL AND OPERATIONAL HIGHLIGHTS

     o Lower Cost Structure - Operating expenses continued to decline, down to $4.1 million and lower than operating expenses for any quarter in 2001 or 2000 and are down from $6.7 million, excluding asset impairment and restructuring charges, for the first quarter of 2002.

     o Narrowed Net Loss - The second quarter net loss was $2.3 million, $2.4 million less than the $4.7 million net loss in the first quarter of 2002, exclusive of restructuring charges in both periods and cumulative effect of a change in accounting principle in the first quarter.

     o Average bill rate - Billable professional rate increased by 20.1% for the second quarter as compared to the first quarter of 2002.

     o Billable client base - The Company has substantially reduced its dependency for revenues on a few clients by increasing the client base by 153% for second quarter of 2002.

IIS SECOND QUARTER 2002 RESULTS

For the second quarter of 2002, revenues were $7.1 million, a 15% decrease from the first quarter 2002 revenues of $8.3 million and an 18.4% decrease from revenues of $8.7 million in the same period of 2001.

For the second quarter of 2002, IIS reported a net loss of $2.5 million, or ($0.15) per share. This compares to a net loss of ($0.64) per share for the first quarter of 2002, including a ($0.19) per share loss attributable to cumulative effect of a change in accounting principle and a ($0.17) per share loss attributable to asset impairment and restructuring charges and to a net loss of ($1.05) per share for the second quarter of 2001.

The net loss of $2.5 million in the second quarter of 2002 included a provision of $133,000 for asset impairments and restructuring charges resulting from the closure of an additional office location. Net loss for the first quarter of 2002 of $10.7 million included a provision of $2.8 million for asset impairments and restructuring charges resulting from consolidation of three additional office locations and an increase in the provision for asset impairment and restructuring charges made in the fourth quarter of 2001 as well as a $3.2 million cumulative effect of a change in accounting principle. Net loss for the second quarter of 2001 was $20.0 million, including a provision of $11.3 million for asset impairments, restructuring and other charges.

As of June 30, 2002, IIS employed 151 billable consultants, and total employees numbered 235. This compares to 253 billable consultants and a total of 330 employees at March 31, 2002 and to 256 billable consultants and a total of 356 employees at December 31, 2001. However, utilization of consultants increased 41.3% to 65.0%, compared to 46.0% for the corresponding quarter in 2001.

For the six months ended June 30, 2002, revenues were $15.4 million, a 20% decrease from revenues of $19.2 million for the first six months of 2001. Net loss for the first six months of 2002 was $13.2 million, or ($0.79) per share, compared to net loss of $28.2 million, or ($1.42) per share, for the comparable prior year period.

                                    - more -

IIS Reports Results for Second Quarter 2002
August 14, 2002
Page 2



"We have continued executing on our turnaround plan, concentrating on aggregating the Microsoft partner channel to create a national Microsoft-focused IT services firm primarily addressing middle market IT needs," said Jim Garvey, Chairman, Chief Executive Officer and President of IIS. "Our bottom-line has moved in the right direction significantly but we have more work to do to hit our gross margin target and some other significant milestones to complete. We have been working diligently to complete two critical milestones: first is the settlement of obligations from vacated offices and unused equipment leases; and second is arranging financing required to fund the settlement and our continued industry consolidation plans."

CLOSURE OF NEW YORK OFFICE

Due to the continuing weak economic conditions subsequent to September 11, 2001, generally weak demand for IT services and other factors in the New York market, management closed the New York office in July 2002.


ABOUT IIS

Integrated Information SystemsTM is an innovative technology and business consultancy specializing in providing fully integrated and secure extended enterprise solutions. For companies who seek measurable results by delivering accurate, timely and secure information to their employees, customers, partners and suppliers, IIS offers cost-conscious, profit-minded solutions across the entire value chain with single provider accountability.

Founded in 1989, IIS employs approximately 210 employees, with offices in Bangalore, India; Boston; Denver; Madison; Milwaukee; Phoenix; and Portland, Oregon. Integrated Information Systems' common stock is traded on Nasdaq under IISX.

For more information on Integrated Information Systems, please visit our web site: WWW.IIS.COM.
      -----------


CAUTIONARY STATEMENT

This press release includes forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as "expect," "may," "anticipate," "intend," "would," "will," "plan," "believe," "estimate," "should," and similar expressions identify forward-looking statements. Forward-looking statements in this press release include statements concerning the company's ability to grow revenues, limit expenditures, increase margins, improve utilization of billable professionals, survive current market conditions and achieve profitability. These forward-looking statements involve a number of risks and uncertainties which could cause actual events to differ materially from those indicated by such forward-looking statements and cause the company's stock price to decline. Such factors include, without limitation, the ability to renegotiate or settle facilities leases, equipment leases and other obligations on terms favorable to the company, obtain financing, continue to comply with the listing requirements of The Nasdaq SmallCap Market, the expected impact of, and the ability of the company to execute, its business plan and the introduction of new national service offerings, lower demand for the company's services, downward pricing pressure for the company's services and products, the inability of customers to pay their invoices when due, the incurrence of unexpected costs, unfavorable outcome of litigation, expenses and liabilities by IIS resulting from recent and future transactions, including debt service and the ability of the company to stay at the forefront of technological changes. Other factors identified in documents filed by IIS with the Securities and Exchange Commission and in other public statements, including those set forth under the caption "Factors That May Affect Future Results and Our Stock Price" in the company's Form 10-K for the year ended 12/31/01 and its Form 10-Q for the period ended 6/30/02, as well as future economic and other conditions both generally and in our specific geographic and vertical services markets, could negatively impact its results of operations and financial condition and cause actual results to vary from those expressed by the forward-looking statements in this press release.

                                                       # # #
CONTACTS:
Bill Mahan
Chief Financial Officer
Integrated Information Systems, Inc.
(480) 317-8997

IIS Reports Results for Second Quarter 2002
August 14, 2002
Page 3


              INTEGRATED INFORMATION SYSTEMS, INC. AND SUBSIDIARY

                     CONDENSED CONSOLIDATED BALANCE SHEETS
                      (In thousands, except share amounts)

                                                                            JUNE 30,         DECEMBER 31,
                                                                              2002               2001
                                                                         ---------------    ----------------
ASSETS

Current assets:
  Cash and cash equivalents........................................      $        629       $      5,235
  Restricted cash..................................................               433              1,125
  Accounts receivable, net of allowance of $1,664 and $6,830,
    at June 30, 2002 and December 31, 2002, respectively...........             4,041              4,688
  Unbilled revenues on contracts...................................               105                174
  Prepaid expenses and other current assets........................               758                550
                                                                         ------------       ------------
           Total current assets....................................             5,966             11,772
Property and equipment, net........................................             5,536              8,018
Goodwill...........................................................             4,745              3,187
Other assets.......................................................             1,262              1,402
                                                                         ------------       ------------
                                                                         $     17,509       $     24,379
                                                                         ============       ============

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities:
  Accounts payable and accrued expenses............................      $      8,895       $      7,476
  Current installments of capital lease obligations................             3,093              3,253
  Deferred revenues on contracts...................................               239                750
                                                                         ------------       ------------
           Total current liabilities...............................            12,227             11,479

Note payable to bank...............................................             4,695                 --
Other non-current liabilities......................................             1,218                 --
Capital lease obligations, less current installments...............               522                902
                                                                         ------------       ------------
           Total liabilities.......................................            18,662             12,381

Commitments and contingencies Stockholders' equity (deficit):
   Common stock, $.001 par value, authorized 100,000,000
       shares; issued and outstanding 16,550,688
       shares at June 30, 2002 and December 31, 2001...............                16                 16
    Additional paid-in capital.....................................            94,154             94,154
    Accumulated deficit............................................           (89,990)           (76,836)
    Accumulated other comprehensive loss...........................               (51)               (54)
                                                                         ------------       ------------
                                                                                4,129             17,280
    Treasury stock, at cost, 4,951,800 shares at June 30, 2002
        and December 31, 2001......................................            (5,282)            (5,282)
           Total stockholders' equity (deficit)....................            (1,153)            11,998
                                                                         ------------       ------------

                                                                         $     17,509       $     24,379
                                                                         ============       ============

IIS Reports Results for Second Quarter 2002
August 14, 2002
Page 4




               INTEGRATED INFORMATION SYSTEMS, INC. AND SUBSIDIARY

                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                    (In thousands, except per share amounts)

                                                         THREE MONTHS ENDED                      SIX MONTHS ENDED
                                                              JUNE 30,                               JUNE 30,
                                                      2002               2001                2002                2001
                                                 ----------------   ----------------    ----------------    ---------------
                                                            (Unaudited)                            (Unaudited)
Revenues   ...............................       $        7,129     $       8,699       $      15,396       $      19,206
Cost of revenues..........................                5,409             8,693              11,641              18,074
Other charges.............................                   --             2,162                  --               2,162
                                                 --------------     -------------       -------------       -------------

       Gross profit (loss)................                1,720            (2,156)              3,755              (1,030)
                                                 --------------     -------------       -------------       -------------

Operating Expenses
     Selling and marketing................                  716             1,484               1,770               2,935
     General and administrative...........                3,247             7,379               8,892              15,657
     Asset impairment and
       restructuring charges..............                  133             9,144               2,884               9,144
                                                 --------------     -------------       -------------       -------------
       Total operating expenses...........                4,096            18,007              13,546              27,736
                                                 --------------     -------------       -------------       -------------

       Loss from operations...............               (2,376)          (20,163)             (9,791)            (28,766)
Interest income (expense), net............                 (106)              210                (176)                594
                                                 --------------     -------------       -------------       -------------
       Loss before income taxes and
         cumulative effect of a change
         in accounting principle..........               (2,482)          (19,953)             (9,967)            (28,172)
Provision for income taxes................                   --                --                  --                  --
                                                 --------------     -------------       -------------       -------------
       Loss before cumulative effect
         of a change in accounting
         principle........................               (2,482)          (19,953)             (9,967)            (28,172)
 Cumulative effect of a change in
     accounting principle.................                   --                --              (3,187)                 --
       Net loss...........................       $       (2,482)    $     (19,953)      $     (13,154)      $     (28,172)
                                                 ==============     =============       =============       =============

Loss per share:
Loss before cumulative effect
    of change in accounting principle.....       $        (0.15)    $       (1.05)      $      (0.60)       $       (1.42)
Cumulative effect of a change in
    accounting principle..................                   --                --       $      (0.19)                  --
                                                 --------------     -------------       -------------       -------------

       Net loss per share, basic
          and diluted.....................       $        (0.15)    $       (1.05)      $      (0.79)       $       (1.42)
                                                 ==============     =============       =============       =============
Weighted average common shares
    outstanding...........................               16,551            19,087              16,551              19,792
                                                 ==============     =============       =============       =============